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           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life Insurance Company of New York and
Contract Owners
Genworth Life of New York VA Separate Account 1

We consent to the use of our report dated April 23, 2007 with respect to the Genworth Life Insurance Company of New York and subsidiary's consolidated financial statements, and the use of our report dated April 17, 2007 with respect to Genworth Life of New York VA Separate Account 1, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report on the consolidated financial statements dated April 23, 2007 refers to a change in the method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004.

/s/ KPMG LLP

Richmond, Virginia
May 3, 2007